(17)(e) Form of Proxy Card

FORM OF PROXY CARD

VOTING OPTIONS:
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Follow the recorded instructions
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VOTE BY MAIL
Vote, sign and date this Proxy
Card and return in the
postage-paid envelope
VOTE IN PERSON
Attend Shareholder Meeting
570 Carillon Parkway
St. Petersburg, FL 33716
on April 23, 2010

Please detach at perforation before mailing.

PROXY CARD	TRANSAMERICA MUNDER NET50 VP	PROXY CARD
TRANSAMERICA AMERICAN CENTURY LARGE COMPANY VALUE VP
TRANSAMERICA T. ROWE PRICE EQUITY INCOME VP (the “Portfolios”)

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS ON APRIL 23, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
The undersigned hereby appoint(s) John K. Carter and Dennis P. Gallagher and each of them, as attorneys and proxies of the undersigned with full power of substitution, to vote for the undersigned all shares of beneficial interest of the Portfolios with respect to which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the offices of Transamerica Asset Management, Inc. at 570 Carillon Parkway, St. Petersburg, Florida 33716, on April 23, 2010, at 11:00 a.m. (Eastern time), and at any and all adjournments or postponements thereof, with all the power the undersigned would possess if personally present.
The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Shareholders and Combined Information Statement/Proxy Statement/Prospectus and revokes any proxy previously given with respect to the Special Meeting.
The shares represented by this proxy will be voted as instructed. If no specification is made for a proposal, the proxy will be voted “FOR” the proposal. The proxies are authorized in their discretion to vote upon such other matters as may come before the meeting or any adjournment or postponement thereof. The proxies intend to vote with management on any such other business properly brought before the meeting or any adjournment or postponement thereof.

VOTE VIA THE INTERNET:
VOTE VIA THE TELEPHONE:

Note: Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, EITHER holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature(s)

Date

Important Notice Regarding the Availability of Proxy Materials for Transamerica Munder Net50 VP,
Transamerica American Century Large Company Value VP and Transamerica T. Rowe Price Equity Income VP:
Special Meeting of Shareholders to Be Held on April 23, 2010
The Combined Information Statement/Proxy Statement/Prospectus for this meeting is available at:
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Please detach at perforation before mailing.
THE BOARD RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:     ■

1.
To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets of Transamerica Munder Net50 VP, in exchange for shares of Transamerica Templeton Global VP to be distributed to the shareholders of Transamerica Munder Net50 VP and the assumption of all of the liabilities of Transamerica Munder Net50 VP by Transamerica Templeton Global VP, and (ii) the subsequent liquidation of Transamerica Munder Net50 VP;
		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.
To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets of Transamerica American Century Large Company Value VP, in exchange for shares of Transamerica BlackRock Large Cap Value VP to be distributed to the shareholders of Transamerica American Century Large Company Value VP and the assumption of all of the liabilities of Transamerica American Century Large Company Value VP by Transamerica BlackRock Large Cap Value VP, and (ii) the subsequent liquidation of Transamerica American Century Large Company Value VP; and
		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.
To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets of Transamerica T. Rowe Price Equity Income VP, in exchange for shares of Transamerica BlackRock Large Cap Value VP to be distributed to the shareholders of Transamerica T. Rowe Price Equity Income VP and the assumption of all of the liabilities of Transamerica T. Rowe Price Equity Income VP by Transamerica BlackRock Large Cap Value VP, and (ii) the subsequent liquidation of Transamerica T. Rowe Price Equity Income VP; and
		FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Any other business that may properly come before the meeting.
Please vote, date and sign this Proxy Card and return it promptly in the enclosed envelope.